CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2015, relating to the financial statements and financial highlights which appears in the October 31, 2015 Annual Report to Shareholders of The International Equity Portfolio (one of the series of Delaware Pooled Trust) which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 11, 2016